BRADLEY PHARMACEUTICALS, INC.
                       CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS
                            (UNAUDITED)

                                   Three Months Ended     Nine Months Ended
                                     September 30,           September 30,
                              -----------------------  ------------------------
                                 2001          2000       2001         2000
                              -----------------------  ------------------------

Net sales                   $  6,648,439  $ 4,667,772 $ 17,855,114 $ 11,556,819
Cost of sales                  1,208,561    1,060,740    3,135,875    2,915,107
                              ----------   ----------  -----------  -----------
                               5,439,878    3,607,032   14,719,239    8,641,712
                              ----------   ----------  -----------  -----------

Selling, general and
  administrative expenses      3,661,652    2,695,508   11,031,217    8,103,652
Depreciation and amortization    292,551      225,521      827,301      707,598
Interest expense (income)
  - net                          (19,030)      70,229       (7,266)     182,167
Loss due to impairment of
  asset                             -            -            -       3,897,000
                              ----------   ----------  -----------  -----------
                               3,935,173    2,991,258   11,851,252   12,890,417
                              ----------   ----------  -----------  -----------

Income (loss) before
  income taxes                 1,504,705      615,774    2,867,987   (4,248,705)

Income tax expense (benefit)     569,000      240,000    1,080,000     (137,000)
                              ----------   ----------  -----------  -----------
Net income (loss)            $   935,705  $   375,774 $  1,787,987 $ (4,111,705)
                              ==========   ==========  ===========  ===========

Net income (loss)
  per common share
    Basic                    $      0.11  $      0.05 $       0.22 $      (0.52)
                              ==========   ==========  ===========  ===========
    Diluted                  $      0.10  $      0.05 $       0.19 $      (0.52)
                              ==========   ==========  ===========  ===========

Weighted average number
  of common shares
    Basic                      8,520,000    7,910,000    8,150,000    7,900,000
                              ==========   ==========  ===========  ===========
    Diluted                    9,830,000    7,960,000    9,230,000    7,900,000
                              ==========   ==========  ===========  ===========

                 See Notes to Condensed Consolidated Financial Statements

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